

<ARTICLE>                     5
<LEGEND>
     This Schedule  contains  summary  financial  information for the year ended
     September 30, 1998  extracted from the  registrant's  annual report on Form
     10-KSB and is qualified in its entirety by reference to such Form 10-KSB.
</LEGEND>
<CIK>                         0000822418
<NAME>                        Bio-Imaging Technologies, Inc.
<MULTIPLIER>                                   1
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                              SEP-30-1998
<PERIOD-START>                                 OCT-01-1997
<PERIOD-END>                                   SEP-30-1998
<EXCHANGE-RATE>                                1
<CASH>                                         1,527,330
<SECURITIES>                                   0
<RECEIVABLES>                                  691,376
<ALLOWANCES>                                   65,000
<INVENTORY>                                    0
<CURRENT-ASSETS>                               2,238,453
<PP&E>                                         4,435,545
<DEPRECIATION>                                 2,892,111
<TOTAL-ASSETS>                                 3,814,122
<CURRENT-LIABILITIES>                          975,695
<BONDS>                                        26,808
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    104
<COMMON>                                       1,944
<OTHER-SE>                                     2,809,571
<TOTAL-LIABILITY-AND-EQUITY>                   3,814,122
<SALES>                                        0
<TOTAL-REVENUES>                               3,599,313
<CGS>                                          0
<TOTAL-COSTS>                                  2,025,868
<OTHER-EXPENSES>                               3,387,224
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             (88,223)
<INCOME-PRETAX>                                (1,725,556)
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            (1,725,556)
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   (1,725,556)
<EPS-PRIMARY>                                  (0.23)<F1>
<EPS-DILUTED>                                  (0.23)<F2>

<F1>  This amount represents Basic Earnings per Share in accordance with the requirements of Statement of Financial Accounting Standards No. 128 - "Earnings per Share."
<F2>  This amount represents Diluted Earnings per Share in accordance with the requirements of Statement of Financial Accounting Standards No. 128 - "Earnings per Share."

